SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):               November 5, 1998



                           MERIDIAN DIAGNOSTICS, INC.
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               (Exact Name of Registrant as Specified in Charter)


                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)


        0-14902                                             31-0888197
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(Commission File Number)                                  (IRS Employer
                                                     Identification Number)


                           3471 River Hills Drive
                             Cincinnati, Ohio                 45244
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               (Address of Principal Executive Offices)     (Zip Code)



       Registrant's telephone number, including area code: (513) 271-3700

Item 2. Acquisition or Disposition of Assets.

     On November 5, 1998, the Registrant acquired all of the issued and outstanding Common Stock of Gull Laboratories, Inc. The acquisition was done through a merger transaction in which a wholly-owned subsidiary of the Registrant was merged into Gull and all of Gull's outstanding 8,016,012 shares of Common Stock were exchanged for $2.25 per share, subject to any rights of dissenting shareholders.

     Gull is engaged in the development, manufacture and marketing of diagnostic test kits for the detection of infectious diseases and auto-immune disorders. Gull also offers a line of instrumentation for laboratory automation and products for blood grouping and HLA tissue typing for transplantation.

     The cash requirements of Meridian were met through cash and short-term investments on hand.

Item 7  Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Financial Statements of Business Acquired.

               and

        (b)    Pro Forma Financial Information.

               The required financial statements and pro forma information will be filed prior to January 19, 1999.

        (c)    Exhibits

               1. Merger Agreement among Gull Laboratories, Inc., Meridian Diagnostics, Inc., Fresenius AG and Meridian Acquisition Co. dated as of September 15, 1998 - incorporated by reference to Item 7 of Form 8-K filed by Meridian Diagnostics, Inc. reporting an event as of September 15, 1998.

               2. First Amendment to Merger Agreement - filed herewith.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                            MERIDIAN DIAGNOSTICS, INC.



Dated:   November 11, 1998                  By:    /s/Gerard Blain
                                                ------------------------------
                                               Gerard Blain, Executive Vice
                                               President, Chief Financial
                                               Officer and Secretary